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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              _____________________

Date of report (Date of earliest event reported):  November 21, 1997

                                XCELLENET, INC.
              (Exact Name of Registrant as Specified in Charter)



         Georgia                        0-23560                   58-1749705

  (State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                        5 Concourse Parkway, Suite 850
                            Atlanta, Georgia 30328
         (Address of Principal Executive Offices, including Zip Code)


     Registrant's telephone number, including area code: (770) 804-8100


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

     On November 21, 1997, XcelleNet, Inc. (the "Company") entered into a Shareholder Protection Rights Agreement pursuant to which it will distribute one right (a "Right") for each outstanding share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to shareholders of record at the close of business on December 8, 1997 and for each share of Common Stock issued by the Company thereafter and prior to the Separation Time (as described below). Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100th) of a share (a "Unit") of Series G Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a purchase price of $75.00 per Unit (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement between the Company and SunTrust Bank, Atlanta, as Rights Agent, dated November 21, 1997 (the "Rights Agreement").

Separation Time
---------------

     Initially, the Rights will be transferable only with the shares of Common Stock with respect to which they were distributed. Until the Separation Time the Rights will be evidenced by the certificates representing the shares of outstanding Common Stock with which they are associated, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and the Separation Time will occur upon the earlier of (i) ten business days (unless otherwise accelerated or delayed by the Board of Directors with the concurrence of a majority of the members of the Board of Directors of the Company who are not an Acquiring Person (as defined below), or a representative or nominee of an Acquiring Person or an Affiliate or Associate of any of the foregoing (the "Continuing Directors")) following public announcement by the Company that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Common Stock, or (ii) ten business days (unless otherwise delayed by the Board of Directors with the concurrence of a majority of the Continuing Directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then-outstanding shares of Common Stock. An Acquiring Person does not include (a) any person who is a beneficial owner of 15% or more of the Common Stock on November 21, 1997 (the date of adoption of the Rights Agreement), unless such person or group shall thereafter acquire beneficial ownership of additional Common Stock and fails to reduce its beneficial ownership of Common Stock to previous levels, (b) a person who acquires beneficial ownership of 15% or more of the Common Stock without any intention to affect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the Common Stock, or (c) a person who is or becomes a beneficial owner of 15% or more of the Common Stock as a result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-In Date (as defined below).

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Transfer of Rights and Certificates
-----------------------------------

     Until the Separation Time, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 8, 1997 will bear a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Common Stock will also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate.

     Promptly after the Separation Time, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the date when the Separation Time occurs (other than holders of Rights that are or were beneficially owned by an Acquiring Person or an affiliate or associate thereof or by any transferee of any of the foregoing, which Rights shall be void) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Exercise of Rights for Common Stock
-----------------------------------

     If a Flip-In Date occurs (i.e., the close of business ten business days following a public announcement by the Company that a person has become an Acquiring Person), and if the Company has not redeemed the Rights as described below, then a Right entitles the holder thereof to acquire shares of Common Stock (rather than Preferred Stock) having a value equal to twice the Right's exercise price. Instead of issuing shares of Common Stock upon exercise of a Right following a Flip-In Date, the Company may substitute therefor shares of Preferred Stock at a ratio of one one-hundredth of a share of Preferred Stock for each share of Common Stock so issuable. In the event there are not sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock to permit exercise in full of the Rights, the Company may substitute debt or equity securities or other assets (or a combination thereof). In addition, the Company, upon the action of the Board of Directors, provided there are Continuing Directors then in office and that a majority of the Continuing Directors concur, may, after a Flip-In Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the Common Stock, elect to exchange all outstanding Rights (other than Rights that have become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, as adjusted. Notwithstanding any of the foregoing, Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any person on or after the date such person becomes an Acquiring Person will be null and void.

     In addition, the Rights Agreement provides that if an Acquiring Person controls the Company's Board of Directors, then Company shall not enter into an agreement with respect to, consummate or permit to occur any: (i) consolidation, merger or share exchange if either the Acquiring Person or an affiliate or associate of the Acquiring Person is a party to the transaction or the terms of the transaction are not the same for the Acquiring Person as for the other holders of Common Stock, or (ii) sale or transfer of a majority of the Company's assets, unless the Company enters into an agreement for the

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benefit of the holders of the Rights providing that upon consummation of such transaction each Right shall constitute the right to purchase stock in the acquiring entity having a value equal to twice the exercise price of the Rights for an amount in cash equal to the exercise price of the Rights.

Exercise Period
---------------

     The Rights are not exercisable until the Separation Time and will expire at the close of business on November 21, 2007 unless earlier exchanged or redeemed by the Company as described below.

Redemption of Rights
--------------------

     At any time until the close of business on the Flip-In Date, the Company may, upon the action of the Board of Directors if there are Continuing Directors then in office and a majority of the Continuing Directors concur, elect to redeem the Rights at a price of $0.01 per right. The Board of Directors may condition redemption of the Rights upon the occurrence of a specified future time or event.

Adjustments
-----------

     The exercise price payable and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend, stock split or reverse stock split, or other recapitalization which would change the number of shares of Common Stock outstanding.

     If prior to the Separation Time, the Company distributes securities or assets in exchange for Common Shares (other than regular cash dividends or a dividend paid solely in Common Shares) whether by dividend, reclassification, or otherwise, the Corporation shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Amendments
----------

     Any provisions of the Rights Agreement may be amended at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights, and thereafter, the Rights Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders generally or to cure an ambiguity or to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.

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Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

Effect of the Rights
--------------------

     The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company (with, where required by the Rights Agreement, the concurrence of the Continuing Directors) unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger, statutory share exchange or other business combination approved by a majority of the Continuing Directors since the Rights may be redeemed by the Company upon resolution of the Board of Directors with the concurrence of a majority of the Continuing Directors at any time on or prior to the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

      EXHIBIT NO.                     DESCRIPTION
      -----------                     -----------

          99.1 Shareholder Protection Rights Agreement, dated November 21, 1997, between XcelleNet, Inc. and SunTrust Bank, Atlanta, as Rights Agent

          99.2            Press Release, dated November 24, 1997

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  XCELLENET, INC.


                                                  By: /s/ Jeanne N. Bateman
                                                     ---------------------------
                                                     Jeanne N. Bateman
                                                     Vice President - Finance


Dated: November 24, 1997

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